Exhibit 99.2
D-Wave to Deploy Second US-Based Advantage™ Quantum Computer at New Davidson Technologies Global Headquarters

System expected to become first in the U.S. certified for sensitive applications using annealing quantum computing

PALO ALTO, Calif. and HUNTSVILLE, Ala. – June 17, 2024 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, and Davidson Technologies, Inc., a technology services company that provides innovative engineering, technical and management solutions for the U.S. Department of Defense, aerospace and commercial customers, today announced the forthcoming placement of the second US-based D-Wave Advantage quantum computer. Located at Davidson Technologies’ new global headquarters in Huntsville, AL, the system will eventually be housed in a secure facility developed to run sensitive applications using quantum computing technology.

Initially the Advantage system at Davidson will be accessible to all D-Wave customers located in select countries via the Leap™ real-time quantum cloud service. Once the secure facility is established, the system may be exclusively dedicated for sensitive application development and operations. Building on the companies’ existing relationship, the system placement marks an important advancement of the partnership, as D-Wave and Davidson increase efforts to accelerate quantum computing adoption and technology among government agencies, especially in the area of national security.

“Davidson has a track record of embracing emerging and advanced technologies to address unique and critical national defense challenges and protect our nation’s interests,” said Dr. Alan Baratz, CEO of D-Wave. “By placing an Advantage quantum computing system onsite at Davidson’s headquarters and creating a unique environment for operation, we’re opening up opportunities to tackle the US government’s most pressing computational problems.”

“By housing the second US-based Advantage quantum computer at our facility in Huntsville, we will provide our government customers with unprecedented access to quantum computing technology in our facility,” said Dale Moore, President of Davidson Technologies. “We’re honored to host a D-Wave Advantage computer and believe this will greatly advance quantum’s role in national security, as we support the critical mission of defending the U.S. and its allies, both at home and abroad.”

About Davidson Technologies, Inc.
For more than 25 years, Davidson has distinguished itself in the aerospace and missile defense industry with an outstanding reputation for performance excellence. Specifically, the company is recognized for innovation and subject matter expertise dedicated to the mission and the Warfighter by designing and delivering advanced, intelligent technology solutions in defense of our Nation.

About D-Wave Quantum Inc.

D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society.

We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Forward-Looking Statements

Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the possibility that the D-Wave Advantage quantum computer will never be installed at Davidson Technologies’ headquarters as well as the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contacts:

Davidson Technologies
David Wood
DavidWood@davidson-tech.com

D-Wave
Alex Daigle
media@dwavesys.com